Exhibit (h)(5)

FORM OF STRUCTURING FEE AGREEMENT

STRUCTURING FEE AGREEMENT (the “Agreement”), dated as of February [●], 2020, by and between BofA Securities, Inc. (collectively with its affiliates, “BofA”) and DoubleLine Capital LP (“DoubleLine”).

WHEREAS, DoubleLine Yield Opportunities Fund (the “Fund”) is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended, and its common shares of beneficial interest (“Common Shares”) are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and DoubleLine have entered into an underwriting agreement (the “Underwriting Agreement”), dated February [●], 2020, with BofA and the other underwriters named therein (the “Underwriters”);

WHEREAS, DoubleLine is the investment adviser of the Fund;

WHEREAS, BofA is acting as a representative underwriter in an offering (the “Offering”) of the Fund’s Common Shares, made under the terms of the Fund’s prospectus dated February [●], 2020 (the “Prospectus”); and

WHEREAS, DoubleLine desires to provide a structuring fee to BofA in consideration for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.

In consideration of BofA providing advice relating to the structure and design and the organization of the Fund as well as services related to the sale and distribution of the Fund’s Common Shares, DoubleLine shall pay BofA an aggregate fee equal to [●]% of the total price to the public of the Fund’s Common Shares sold by BofA pursuant to the Prospectus (including all Firm Shares and Additional Shares sold by BofA as such terms are described in the Underwriting Agreement) (equal to $[•]) (the “Fee”). In the event the offering does not proceed, BofA will not receive any fees under this Agreement. The Fee shall be paid on or before the Closing Date (as defined in the Underwriting Agreement) by wire transfer to the order of BofA using the following wire instructions:

[WIRING INSTRUCTIONS REDACTED]

2.

Notwithstanding Paragraph 1, in the event that DoubleLine (or the Fund or any person or entity affiliated with DoubleLine, the Fund or any sub-adviser to the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any other broker or dealer participating in the Offering (each, an “Other Broker”) for any services or otherwise in connection with the Offering or with respect to the Fund or its Common Shares (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to BofA hereunder, expressed as a percentage of the aggregate price to the public of the Common Shares sold by BofA in the Offering (including any Common Shares over-allotted by BofA in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as a percentage of the aggregate price to the public of the Common Shares sold by such Other Broker in the Offering (including any Common Shares over-allotted by such Other Broker in the Offering regardless of whether the over-allotment option in the Offering is exercised). This Paragraph 2 will not apply to any Other Compensation paid to UBS Securities LLC, who is designated as the lead manager in the Offering.

3.

DoubleLine acknowledges that BofA did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of BofA, and BofA is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with acting as lead underwriter in an offering of the Fund’s Common Shares.

4.

Nothing herein shall be construed as prohibiting BofA from providing similar or other services to any other clients (including other registered investment companies or other investment advisers), so long as BofA’s services to DoubleLine are not impaired thereby.

5.

This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Paragraph 1 hereof or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for. If this Agreement is terminated DoubleLine shall reimburse BofA only for its accountable out-of-pocket expenses actually incurred in connection with this Agreement. Notwithstanding the foregoing, Sections 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

6.

DoubleLine has furnished BofA with such information as BofA believed appropriate to its assignment hereunder (all such information so furnished being the “Information”). DoubleLine recognizes and confirms that BofA (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of DoubleLine’s knowledge, the Information furnished by DoubleLine, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. DoubleLine will promptly notify BofA if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to BofA pursuant to this Section 6. BofA agrees to keep such Information confidential to the extent permitted by law.

7.

It is understood that BofA is being engaged hereunder solely to provide the services described above to DoubleLine and that BofA is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder.

8.

DoubleLine agrees that BofA shall have no liability to DoubleLine for any act or omission to act by BofA in the course of its performance under this Agreement, in the absence of bad faith, gross negligence or willful misconduct on the part of BofA. DoubleLine agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

10.

No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and DoubleLine and BofA consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF BOFA AND DOUBLELINE WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of DoubleLine and BofA agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon DoubleLine and BofA, as the case may be, and may be enforced in any other courts to the jurisdiction of which DoubleLine and BofA, as the case may be, is or may be subject, by suit upon such judgment.

11.	This Agreement may not be assigned by either party without the prior written consent of the other party.

12.

This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both BofA and DoubleLine.

13.	All notices required or permitted to be sent under this Agreement shall be sent, if to DoubleLine:

DoubleLine Capital LP

505 N Brand Boulevard, Suite 860

Glendale, CA 91203

Attention: General Counsel

or if to BofA:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Department, with a copy to the ECM Legal Department or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

14.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15.

Nothing in this Agreement is intended to, or shall be deemed to bind, the Fund, and the Fund shall have no obligation or liability under, or in respect of, this Agreement or the transaction contemplated hereby.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

DOUBLELINE CAPITAL LP		BOFA SECURITIES, INC.

By:		By:
	Name:		Name:
	Title:		Title:

[BofA Structuring Fee Agreement]

Form of BofA Indemnification Agreement

February [●], 2020

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of BofA Securities, Inc. or any of its affiliates (collectively, “BofA”) to advise and assist the undersigned (together with its successors and assigns, the “Company”) with the matters set forth in the Structuring Fee Agreement dated February [●], 2020 between the Company and BofA (the “Agreement”), in the event that BofA becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with the services performed pursuant to and in accordance with the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold BofA harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the bad faith, gross negligence or willful misconduct of BofA. In addition, in the event that BofA becomes involved in any capacity in any Proceeding in connection with the services performed pursuant to and in accordance with or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse BofA for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by BofA in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted primarily from the bad faith, gross negligence or willful misconduct of BofA. The indemnification provided hereunder shall not extend to these matters indemnified under the Underwriting Agreement, dated February [●], 2020, by and among DoubleLine Yield Opportunities Fund, the Company and each of the underwriters named therein. Promptly as reasonably practicable after receipt by BofA of notice of the commencement of any Proceeding, BofA will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to BofA shall be selected by BofA. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of BofA) also be counsel to BofA. No indemnifying party shall, without the prior written consent of BofA (which shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not BofA is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of BofA from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of BofA.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and affiliates and other constituencies, on the one hand, and BofA, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates, on the one hand, and BofA, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates, on the one hand, and BofA, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which BofA has been retained to perform services bears to the fees paid to BofA under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that BofA is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by BofA pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by BofA, on the other hand. Notwithstanding the provisions of this paragraph, BofA shall not be entitled to contribution from the Company if it is determined that BofA was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation.

The Company shall not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not BofA is an actual or potential party to such Proceeding, without BofA’s prior written consent (which consent shall not be unreasonably withheld). For purposes of this Indemnification Agreement, BofA shall include BofA Securities, Inc., any of its affiliates, each other person, if any, controlling BofA Securities, Inc. or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither BofA nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either BofA’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final

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in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the bad faith, gross negligence or willful misconduct of BofA in performing the services that are the subject of the Agreement. For clarification, the parties to this Indemnification Agreement agree that the term “affiliate,” as used in the definition of “Company” herein, does not include any registered investment company for which the Company or any of its affiliates serve as investment adviser. Nothing in this Indemnification Agreement is intended to, or shall be deemed to bind, DoubleLine Yield Opportunities Fund (the “Fund”), and the Fund shall have no obligation or liability under or in respect of this Indemnification Agreement or the transaction contemplated hereby.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND BOFA CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST BOFA OR ANY INDEMNIFIED PARTY. EACH OF BOFA AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF BOFA AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON BOFA AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH BOFA AND THE COMPANY, AS THE CASE MAY BE, IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of BofA’s engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

DOUBLELINE CAPITAL LP

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

BOFA SECURITIES, INC.

By:
Name:
Title:

[BofA Indemnification Agreement]